SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 26, 2010

BIOPHARM ASIA, INC.
___________________________
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-25487	88-0409159
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

New Agriculture Development Park
Daquan Village, Tonghua County, Jilin Province, P.R. China	134115
(Address of principal executive offices)	(Zip Code)

011-86-435-5211804
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2010, Wenzhong Qin, resigned as Chief Financial Officer and acting Chief Executive Officer of BioPharm Asia, Inc.

On July 30, 2010, the Board of Directors of the Company elected Shengqun Li as its Chief Executive Officer and Jianxiong Liu as its Chief Financial Officer.

Mr. Li, age 45, was Vice President  of Topchoice Medical Investment Corporation from September2007 to May, 2010. From October 2000 to June, 2007, he was Vice President of Medika Industrial Co., Ltd.

Mr. Liu, age 39, was Great China Financial Controller of Any DATA Corporation from December 2007 to July 2010, Financial Controller, China Renewables, of CLP Group form March 2007 to July 2007, Vice President – Finance of T&T Group from March 2005 to February 2007, Finance Controller of Shenzhen Schlumberger Electronic System Solutions Co., Ltd. from October 2001 to September 2003, Accounting Manager of Yantian International Container Terminals from October 1997 to September 2001, Senior Management Accountant for United Biscuits (China) Ltd. from June 1996 to October 1997 and was employed with Deloitte Touche Tohmatsu KWTF from July 1993 to June 1996.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2010

BIOPHARM ASIA, INC.

By:	/s/Yanhua Han
Yanhua Han
Chairman